ULTIMUS MANAGERS TRUST
SIXTEENTH AMENDMENT TO THE
CUSTODY AGREEMENT

THIS SIXTEENTH AMENDMENT dated as of the 24th day of May, 2017, to the Custody Agreement, dated as of June 5, 2012, as amended August 20, 2012, August 21, 2012, December 31, 2012, May 28, 2013, September 11, 2013, May 15, 2014, August 26, 2014, November 11, 2014, March 24, 2015, April 6, 2015, July 9, 2015, August 26, 2015, December 16, 2015, July 28, 2016 and January 23, 2017 (the “Custody Agreement”), is entered into by and between ULTIMUS MANAGERS TRUST, an Ohio business trust, (the “Trust”) and U.S. BANK, N.A., a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Custody Agreement; and

WHEREAS, the parties desire to amend the fees of the Ladder Select Bond Fund and the Meehan Focus Fund; and

WHEREAS, Article XV, Section 15.02 of the Custody Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit O (the Ladder Select Bond Fund) to the Custody Agreement is hereby superseded and replaced with Amended Exhibit O attached hereto.

Exhibit P (the Meehan Focus Fund) to the Custody Agreement is hereby superseded and replaced with Amended Exhibit P attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ULTIMUS MANAGERS TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ David R. Carson	By:	/s/ Michael L. Ceccato

Name:	David R. Carson	Name:	Michael L. Ceccato

Title:	President	Title:	Vice President

5/24/2017

Amended Exhibit O to the Custody Agreement - Ultimus Managers Trust and U.S. Bank,
National Association - Custody Fee Schedule effective August 1, 2016

Name of Series
Ladder Select Bond Fund

U.S. Bank, N.A., as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.	Market Value Fee Per Fund
.70 basis points on the average daily market value of all long securities and cash held in the portfolio.

Plus portfolio transaction fees

II.	Portfolio Transaction Fees:
$7.00 per repurchase agreement transaction
$4.00 book entry DTC transaction, Federal Reserve transaction, principal paydown
$25.00 per transaction processed through our New York custodian definitive security (physical)
$15.00 per option/future contract written, exercised or expired
$6.00 per Short sale transaction
$15.00 per mutual fund trade
$15.00 per Fed wire or margin variation Fed wire
$5.00 per expense disbursement
$150.00 per segregated account per year

Minimum annual fee per fund: $4,800

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2.

III.	Miscellaneous Expenses
Including but not limited to expenses incurred in Treasury Management, safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extra expenses based on complexity.

IV.	Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.

*	Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

5/24/2017

Amended Exhibit O to the Custody Agreement - Ultimus Managers Trust and U.S. Bank,
N.A. – Additional Global Sub-Custodial Services Annual Fee Schedule August 1, 2016

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE	COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	13.0	$35	Guinea Bissau	All	44.0	$125	Pakistan	All	26.0	$80
Australia	All	1.0	$15	Hong Kong	All	2.0	$20	Peru	All	39.0	$85
Austria	All	2.0	$20	Hungary	All	22.0	$60	Philippines	All	5.0	$40
Bahrain	All	44.0	$115	Iceland	All	13.0	$45	Poland	All	13.0	$25
Bangladesh	All	35.0	$120	India	All	9.0	$85	Portugal	All	5.5	$40
Belgium	All	1.5	$25	Indonesia	All	6.0	$70	Qatar	All	40.0	$115
Benin	All	35.0	$125	Ireland	All	2.0	$15	Romania	All	31.0	$80
Bermuda	All	13.0	$50	Israel	All	11.0	$30	Russia	Equities	33.0	$165
Botswana	All	22.0	$40	Italy	All	2.0	$25	Senegal	All	35.0	$125
Brazil	All	8.0	$20	Ivory Coast	All	35.0	$125	Singapore	All	2.0	$20
Bulgaria	All	35.0	$65	Japan	All	1.0	$10	Slovak Republic	All	22.0	$90
Burkina Faso	All	35.0	$125	Jordan	All	35.0	$100	Slovenia	All	22.0	$90
Canada	All	1.0	$5	Kazakhstan	All	53.0	$120	South Africa	All	2.0	$10
Cayman Islands*	All	1.0	$10	Kenya	All	26.0	$40	South Korea	All	5.5	$10
Channel Islands*	All	1.5	$20	Kuwait	All	35.0	$120	Spain	All	1.0	$15
Chile	All	18.0	$50	Latvia	Equities	13.0	$60	Sri Lanka	All	13.0	$50
China	All	11.0	$45	Lebanon	All	22.0	$75	Swaziland	All	26.0	$40
Colombia	All	35.0	$80	Lithuania	All	18.0	$40	Sweden	All	1.0	$25
Costa Rica	All	13.0	$50	Luxembourg	All	4.0	$20	Switzerland	All	1.0	$25
Croatia	All	31.0	$55	Malaysia	All	3.5	$40	Taiwan	All	13.0	$65
Cyprus	All	13.0	$50	Mali	All	35.0	$125	Thailand	All	3.5	$25
Czech Republic	All	11.0	$25	Malta	All	20.0	$60	Togo	All	35.0	$125
Denmark	All	2.0	$25	Mauritius	All	26.0	$80	Tunisia	All	35.0	$40
Ecuador	All	31.0	$55	Mexico	All	2.0	$10	Turkey	All	11.0	$10
Egypt	All	28.0	$65	Morocco	All	31.0	$80	UAE	All	40.0	$105
Estonia	All	6.0	$20	Namibia	All	26.0	$40	United Kingdom	All	1.0	$5
Euromarkets**	All	1.00	$5	Netherlands	All	2.0	$15	Ukraine	All	21.0	$30
Finland	All	2.5	$25	New Zealand	All	2.5	$25	Uruguay	All	45.0	$55
France	All	1.0	$15	Niger	All	35.0	$125	Venezuela	All	35.0	$100
Germany	All	1.0	$15	Nigeria	All	26.0	$40	Vietnam	All	20.0	$85
Ghana	All	22.0	$40	Norway	All	2.0	$25	Zambia	All	26.0	$40
Greece	All	8.0	$35	Oman	All	45.0	$115	Zimbabwe	All	26.0	$40

Safekeeping and transaction fees are assessed on security and currency transactions.

* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

** Tiered by market value:<$5 billion: 1bp, >$5 billion and <$10 billion: .75 bps; >$10 billion: .50 bps.

** Euromarkets - Non-Eurobonds: Surcharges vary by local market.

A monthly base fee per account (fund) will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
▪	1–25 foreign securities: $500; 26–50 foreign securities: $1,000; Over 50 foreign securities: $1,500
▪
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.
▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

5/24/2017

Amended Exhibit P to the Custody Agreement - Ultimus Managers Trust and U.S. Bank,
National Association - Custody Fee Schedule effective January 1, 2017

Name of Series
Meehan Focus Fund

Custody Services Annual Fee Schedule

U.S. Bank, N.A., as Custodian, will receive monthly compensation for services according to the terms of the following Schedule:

I.	Market Value Fee Per Fund
.70 basis points on the average daily market value of all long securities and cash held in the portfolio.

Plus portfolio transaction fees

II.	Portfolio Transaction Fees:
$7.00 per repurchase agreement transaction
$4.00 book entry DTC transaction, Federal Reserve transaction, principal paydown
$25.00 per transaction processed through our New York custodian definitive security (physical)
$15.00 per option/future contract written, exercised or expired
$6.00 per Short sale transaction
$15.00 per mutual fund trade
$15.00 per Fed wire or margin variation Fed wire
$5.00 per expense disbursement
$150.00 per segregated account per year

Minimum annual fee per fund: $4,800

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2.

III.	Miscellaneous Expenses
 Including but not limited to expenses incurred in Treasury Management, safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extra expenses based on complexity.

IV.	Additional Services
Additional fees apply for global servicing. Fund of Fund expenses quoted separately.

*	Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

5/24/2017

Amended Exhibit P to the Custody Agreement - Ultimus Managers Trust & U.S. Bank,
N.A. – Additional Global Sub-Custodial Services Annual Fee Schedule at January 1, 2017

A monthly base fee per account (fund) will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.
▪	1–25 foreign securities: $500; 26–50 foreign securities: $1,000; Over 50 foreign securities: $1,500
▪
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses
▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $50 per claim.
▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

5/24/2017